Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys, Inc. Reports Fiscal 2006 Second-Quarter Results
•	Consolidated Sales for the Quarter Increase 11 Percent over Prior Year to $406 Million

•	Net Income for the Quarter up 78 Percent to $0.21 Per Diluted Share

•	Non-GAAP Net Income for the Quarter Reaches $0.26 Per Diluted Share, up 113 Percent
CLEVELAND — Nov. 8, 2005 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of enterprise computer technology solutions, today announced its unaudited fiscal 2006 second-quarter and first-half results for the period ended September 30, 2005. For the quarter, the company’s sales increased 11 percent to $405.6 million compared with $364.4 million for the second quarter last year.
Second-quarter sales of hardware products were $320.9 million, up 8.1 percent from $296.8 million last year. Software sales were $52.3 million, up 13.3 percent from $46.1 million a year ago, and services sales were $32.4 million, up 51.0 percent from $21.5 million last year.
Gross margin for the quarter was 13.1 percent of sales, compared with 13.3 percent in the prior year. Selling, general and administrative expenses were $38.7 million, or 9.5 percent of sales for the quarter, compared with $39.2 million, or 10.8 percent, in the prior year.
Net income was up 78 percent to $6.7 million, or $0.21 per diluted share, including $2.5 million in restructuring charges. This compares with net income of $3.7 million, or $0.13 per diluted share, in the second quarter last year.
Excluding $2.5 million in restructuring charges, Agilysys would have reported non-generally accepted accounting principles (non-GAAP) net income of $8.1 million, or $0.26 per diluted share, an increase of 113 percent compared with non-GAAP net income of $3.8 million, or $0.13 per diluted share, in the second quarter last year.
Arthur Rhein, chairman, president and chief executive officer of Agilysys, said, “I am very pleased with this quarter’s performance both in terms of sales and profits. Our results continue to reflect growth in each of our major product categories — hardware, software and services — combined with a continued focus on improving operational efficiency and cost savings.”
Six Months Results
For the six months ended September 30, 2005, sales were $815.6 million, a nine percent increase over sales of $751.1 million reported for the comparable period last year. Gross margin for the first half was 12.7 percent of sales, compared with 12.9 percent in the prior year. Selling, general and administrative expenses were $79.9 million, or 9.8 percent of sales for the first half, compared with $78.2 million, or 10.4 percent, in the prior year.
The company recorded net income for the six months of $6.9 million, or $0.23 per diluted share, compared with net income of $7.6 million, or $0.27 per diluted share, last year.
Excluding $4.9 million in restructuring charges reported in the first half and a non-recurring $4.8 million loss on redemption of the company’s Convertible Trust Preferred Securities in the first quarter, the company would have reported non-GAAP net income of $12.6 million, or $0.40 per diluted share, compared with non-GAAP net income of $7.8 million, or $0.27 per diluted share, in the first half of last year.

Restructuring Charges
During the first half of 2006, Agilysys consolidated a portion of its operations to reduce costs and increase operating efficiencies. As part of that restructuring, the company eliminated certain jobs and exited specific leased facilities. Related to this initiative, Agilysys recorded restructuring charges of approximately $2.5 million in the second quarter and a total of $4.9 million during the first half of fiscal 2006. With the restructuring complete, the company expects to realize cost savings of approximately $6.0 million in the current fiscal year and approximately $7.0 million per year thereafter.
Redemption of Convertible Trust Preferred Securities
As previously disclosed, in the first quarter of fiscal 2006, as part of its strategy to increase both financial flexibility and shareholder value, the company redeemed its 6.75 percent Convertible Trust Preferred Securities. Agilysys shareholders benefited from the elimination of the annual distribution on the Trust Preferred Securities, which amounted to approximately $5.2 million annually, net of tax, and the removal of 6.7 million shares of dilution.
Agilysys Enters $200 Million Five-year Unsecured Credit Facility
As previously disclosed, on October 18, 2005, Agilysys terminated its three-year $100 million unsecured credit facility and entered into a $200 million five-year unsecured credit facility. The new credit facility includes a $20 million sub-facility for letters of credit and a $20 million sub-facility for swingline loans, which are short-term loans generally used for working capital requirements.
The new credit facility will be used to retire existing debt when it matures, fund working capital and capital expenditures, and for general corporate purposes, including acquisitions. The facility contains covenants customary for such financings. The credit agreement can be reviewed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2005.
Use of Non-GAAP Financial Measures
The non-GAAP operating results provided are “non-GAAP financial measures” under the rules of the Securities and Exchange Commission. The company believes that the non-GAAP financial information is useful to investors to assist them in assessing and understanding the company’s financial performance and underlying trends in its business, as management considers the charges and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information supplements, and is not intended to represent a measure of performance in accordance with U.S. GAAP. Accompanying this release is a tabular reconciliation of the differences between the non-GAAP financial measures with the most comparable financial measure calculated and presented in accordance with U.S. GAAP.
Business Outlook
Agilysys expects to achieve results near the high end of its previous fiscal 2006 guidance of sales growth between five and seven percent over fiscal 2005 sales of $1.62 billion; gross margin of approximately 12.4 percent of sales; selling, general and administrative expenses of approximately 9.5 percent of sales; and the high end of the net income guidance of $0.80 to $0.88 per diluted share, which includes the impact of the restructuring charges and the loss on the redemption of the convertible trust preferred securities.
Agilysys also expects to incur fiscal 2006 capital expenditures between $2 and $4 million, depreciation and amortization of approximately $10 million, and interest expense to be partially offset by interest and other income, assuming no additional retirement of its Senior Notes.
Conference Call Information
A conference call to discuss the quarterly results is scheduled for 11 a.m. ET on Tuesday, November 8, 2005. The conference call will be broadcast live over the Internet and a replay will be accessible on the investor relations page of the company’s Web site: www.agilysys.com.

A taped replay of the conference call will be available at 1 p.m. ET on Tuesday, November 8, 2005, through midnight ET on Tuesday, November 22, 2005, accessible by dialing 877-344-7529 or 412-317-0088 (passcode #381345).
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys anticipated revenue gains, sales volume, margin improvements, cost savings, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Interested persons can obtain it free at the Securities and Exchange Commission’s Web site, www.sec.gov.
About Agilysys, Inc.
Agilysys is one of the foremost distributors and premier resellers of enterprise computer technology solutions. It has a proven track record of delivering complex server and storage hardware, software and services to resellers, large and medium-sized corporate customers, as well as public-sector clients across a diverse set of industries. In addition, the company provides customer-centric software applications and services focused on the retail and hospitality markets. Headquartered in Mayfield Heights, Ohio, Agilysys has sales offices throughout the United States and Canada. For more information, visit www.agilysys.com.

Analysts/Investor Contact:	Martin Ellis
Executive Vice President, Treasurer and
Chief Financial Officer
Agilysys, Inc.
440-720-8682
martin.ellis@agilysys.com

Media Contact:	Julie Young
Director, Corporate Communications
Agilysys, Inc.
440-720-8602
julie.young@agilysys.com
# # #

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
(In thousands, except share and per share data)	2005	2004	2005	2004

Net sales	$405,605	$364,410	$815,559	$751,082
Cost of goods sold	352,467	316,070	711,663	654,077

Gross margin	53,138	48,340	103,896	97,005
Operating expenses
Selling, general, and administrative expenses	38,651	39,228	79,890	78,178
Restructuring charges	2,464	112	4,888	301

Operating income	12,023	9,000	19,118	18,526
Other (income) expenses
Other expense (income), net	77	(187)	(285)	(426)
Interest income	(1,005)	(648)	(2,476)	(1,000)
Interest expense	1,605	1,528	3,212	3,169
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	—	—	4,811	—

Income before income taxes	11,346	8,307	13,856	16,783
Provision for income taxes	4,550	3,119	5,727	6,221
Distributions on Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes	—	1,351	900	2,711

Income from continuing operations	6,796	3,837	7,229	7,851
Loss from discontinued operations, net of taxes	144	96	287	260

Net income	$6,652	$3,741	$6,942	$7,591

Earnings per share — basic
Income from continued operations	$0.23	$0.13	$0.24	$0.28
Loss from discontinued operations	(0.01)	—	(0.01)	(0.01)

Net income	$0.22	$0.13	$0.23	$0.27

Earnings per share — diluted
Income from continued operations	$0.22	$0.13	$0.24	$0.28
Loss from discontinued operations	(0.01)	—	(0.01)	(0.01)

Net income	$0.21	$0.13	$0.23	$0.27

Weighted average shares outstanding
Basic	30,123,331	28,056,172	29,610,260	28,035,555
Diluted	31,122,272	28,881,520	33,866,822	28,538,317

Cash dividends per share	$0.03	$0.03	$0.06	$0.06

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts at September 30, 2005 are Unaudited)

	September 30	March 31
(In thousands)	2005	2005

ASSETS
Current assets
Cash and cash equivalents	$138,004	$241,880
Accounts receivable, net	284,373	263,986
Inventories, net	52,476	47,305
Deferred income taxes	10,880	9,379
Prepaid expenses	2,098	1,991
Assets of discontinued operations	686	702

Total current assets	488,517	565,243
Goodwill	196,917	173,774
Intangible assets, net	4,681	5,796
Investments	18,715	19,785
Other non-current assets	19,518	20,241
Property and equipment, net	28,750	30,319

Total assets	$757,098	$815,158

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$263,564	$228,775
Accrued liabilities	38,348	38,178
Mandatorily Redeemable Convertible Trust Preferred Securities	—	125,317
Senior Notes	59,388	—
Liabilities of discontinued operations	1,177	1,767

Total current liabilities	362,477	394,037
Long-term debt	219	59,624
Deferred income taxes	11,566	11,657
Other non-current liabilities	19,792	17,389
Shareholders’ equity
Common stock	9,056	8,564
Capital in excess of stated value	112,722	88,927
Retained earnings	240,912	235,749
Unearned compensation on restricted stock awards	(595)	(873)
Accumulated other comprehensive income	949	84

Total shareholders’ equity	363,044	332,451

Total liabilities and shareholders’ equity	$757,098	$815,158

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	September 30
(In thousands)	2005	2004

Operating activities:
Net income	$6,942	$7,591
Add: Loss from discontinued operations	287	260

Income from continuing operations	7,229	7,851
Adjustments to reconcile income from continuing operations to net cash provided by operating activities (net of effects from business acquisition):
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	4,811	—
Gain on sale of investment in affiliated company	(144)	—
Loss (gain) on disposal of plant and equipment	175	(34)
Depreciation	1,907	2,155
Amortization	2,910	2,782
Deferred income taxes	(1,678)	3,926
Changes in working capital:
Accounts receivable	(16,068)	44,901
Inventory	(5,171)	(1,064)
Accounts payable	33,699	6,435
Accrued liabilities	998	(2,018)
Other changes, net	10	65
Other non-cash adjustments	1,285	(8,110)

Total adjustments	22,734	49,038

Net cash provided by operating activities	29,963	56,889

Investing activities:
Acquisition of business	(27,784)	—
Proceeds from sale of property and equipment	—	105
Acquisition of property and equipment	(1,009)	(1,243)

Net cash used for investing activities	(28,793)	(1,138)
Financing activities:
Redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	(107,536)	—
Dividends paid	(1,779)	(1,607)
Proceeds from issuance of common stock	4,599	1,423
Other	(141)	(167)

Net cash used for financing activities	(104,857)	(351)

Effect of foreign currency fluctuations on cash	673	323
Cash flows (used for) provided by continuing operations	(103,014)	55,723
Cash flows (used for) provided by discontinued operations	(862)	3,737

Net (decrease) increase in cash	(103,876)	59,460
Cash at beginning of period	241,880	149,903

Cash at end of period	$138,004	$209,363

AGILYSYS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended				Six Months Ended
	September 30				September 30
(In thousands, except per share data)	2005		2004		2005		2004

Net income, as reported	$6,652		$3,741		$6,942		$7,591
Non-GAAP adjustments
Restructuring charges, net of taxes	1,476	(a)	70	(a)	2,868	(a)	189	(a)
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes	—		—		2,823	(b)	—

Non-GAAP net income	$8,128		$3,811		$12,633		$7,780

Earnings per share — diluted, as reported	$0.21		$0.13		$0.23		$0.27
Non-GAAP adjustments
Restructuring charges	0.05		—		0.09		—
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	—		—		0.08		—

Non-GAAP earnings per share — diluted	$0.26		$0.13		$0.40		$0.27

(a)	Restructuring charges, net of taxes of $1.0 million and $41,700 for the three months ended September 30, 2005 and 2004, respectively, and $2.0 million and $0.1 million for the six months ended September 30, 2005 and 2004, respectively.
(b)	Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes of $2.0 million for the six months ended September 30, 2005.